                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           STELLEX TECHNOLOGIES, INC.,
                             a Delaware corporation

         Stellex Technologies, Inc. (originally incorporated as Stellex Holdings Corp.) (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

         1. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 5, 1997.

         2. Immediately prior to this amendment of the Certificate of Incorporation of the Corporation, as hereinbelow set forth, the Corporation had authority to issue an aggregate of One Thousand Five Hundred (1,500) shares, of which One Thousand (1,000) shares, without par value, were designated "Common Stock" and Five Hundred (500) shares, without par value, were designated "Series A Preferred Stock", having a stated value of Fifty Thousand Dollars ($50,000) per share.

         3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation (including the Certificate of the Powers, Designations, Preferences and Rights of the Series A Preferred Stock filed on October 24, 1997) by:

               a. Authorizing the issuance and designating the terms of an aggregate Forty-Three Thousand (43,000) shares, of which: (i) Two Thousand (2,000) shares, without par value, shall be designated "Common Stock"; and (ii) Forty-One Thousand (41,000) shares, without par value, shall be designated "Preferred Stock," of which Forty Thousand (40,000) shares, without par value, but with a stated value of One Thousand Dollars ($1,000) per share, shall be designated "13% Senior Cumulative Redeemable Preferred Stock"; Five Hundred
(500) shares, without par value, but with a stated value of Fifty Thousand Dollars ($50,000) per share shall be designated "Series A Preferred Stock"; and Five Hundred (500) shares, without par value, but with a stated value of Ten Thousand Dollars ($10,000) per share, shall be designated "Serial Preferred Stock" in Article FOURTH; and

               b. Deleting Article FIFTH, which contained the name of the sole incorporator and initial directors and conforming the remaining articles accordingly.

         4. The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full.

FIRST. The name of the corporation is Stellex Technologies, Inc. (the "corporation", the "Corporation" or the "Company")

SECOND. The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

THIRD. The nature or purposes of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The Corporation shall have authority to issue: (i) Two Thousand (2,000) shares of Common Stock, without par value; and (ii) Forty-One Thousand (41,000) shares of "Preferred Stock," of which Forty Thousand (40,000) shares, without par value, but with a stated value of One Thousand Dollars ($1,000) per share, shall be designated "13% Senior Cumulative Redeemable Preferred Stock"; Five Hundred (500) shares, without par value, but with a stated value of Fifty Thousand Dollars ($50,000) per share, shall be designated "Series A Preferred Stock"; and Five Hundred
         (500) shares, without par value, but with a stated value of Ten Thousand Dollars ($10,000) per share, shall be designated "Serial Preferred Stock". The 13% Senior Cumulative Redeemable Preferred Stock, Series A Preferred Stock and Serial Preferred Stock are collectively referred to herein as the "Preferred Stock".

         The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:

      A. 13% Senior Cumulative Redeemable Preferred Stock

         (a) Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "13% Senior Cumulative Redeemable Preferred Stock" (the "Redeemable Preferred Stock"). The number of shares constituting such series shall be 40,000 shares of Redeemable Preferred Stock, consisting of an initial issuance of 20,000 shares of Redeemable Preferred Stock, plus up to 20,000 additional shares of Redeemable Preferred Stock which may be issued to pay dividends on the Redeemable Preferred Stock if the Company elects to pay dividends in additional shares of Redeemable Preferred Stock. The liquidation preference of the Redeemable Preferred Stock shall be $1,000 per share.

         (b) Rank. The Redeemable Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of common stock of the Company (the "Common Stock") and each other class of Capital Stock or series of Preferred Stock of the Company existing on the date hereof or hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks on a parity with the Redeemable Preferred Stock (collectively referred to with the Common Stock of the Company as "Junior Securities") and (ii) on a parity with each series of Preferred Stock created in accordance with paragraph (f)(ii)(A) hereof, the terms of which expressly provide that it ranks on parity with any Redeemable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"). No Capital Stock shall rank senior to the Redeemable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company.

         (c)      Dividends.

                  (i) Beginning on the Issue Date, the Holders of outstanding shares of Redeemable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on each share of Redeemable Preferred Stock outstanding, at a rate per annum equal to 13% of the liquidation preference per share of the Redeemable Preferred Stock. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on August 31, 1999. Dividends may be paid, at the Company's option, on any Dividend Payment Date occurring on or before August 31, 2004 either in cash or by the issuance of additional duly authorized, validly issued, fully paid and non-assessable shares of Redeemable Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends (rounded to the nearest whole cent) due on such Dividend Payment Date. In the event that on or prior to August 31, 2004 dividends are declared and paid through the issuance of additional shares of Redeemable
                           Preferred Stock as provided in the previous sentence, such dividends shall be deemed paid in full and shall not accumulate. After August 31, 2004, all dividends on outstanding shares of Redeemable Preferred Stock shall be paid in cash only. Each distribution in the form of a dividend (whether in cash or in additional shares of Redeemable

                           Preferred Stock) shall be payable to Holders of record as they appear on the stock register of the Company on the applicable Dividend Record Date. Dividends shall cease to accumulate in respect of shares of the Redeemable Preferred Stock on the date of their redemption unless the Company shall have failed to pay the relevant redemption price on the date called for redemption.

                  (ii) All dividends paid with respect to shares of Redeemable Preferred Stock pursuant to paragraph
                           (c)(i) shall be paid pro rata to the Holders entitled thereto.

                  (iii) Dividends in arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not less than 10 nor more than 60 days prior to the payment thereof, as may be fixed by the Board of Directors.

                  (iv) No dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared, and paid in full or declared, and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Redeemable Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Redeemable Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Redeemable Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Redeemable Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Redeemable Preferred Stock and such Parity Securities bear to each other.

                  (v)      (A)      Holders of shares of the Redeemable
                                    Preferred Stock shall be entitled to receive the dividends provided for in this paragraph
                                    (c) in preference to and in priority over any dividends or distributions upon any of the Junior Securities.

                           (B)      So long as any shares of Redeemable
                                    Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than dividends on Junior Securities paid in additional shares of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Junior Securities or any such warrants, rights, calls or options unless cumulative dividends determined in accordance herewith have been paid in full on the Redeemable Preferred Stock.

                           (C)      So long as any shares of Redeemable
                                    Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Parity Securities or any such warrants, rights, calls or options unless (1) the dividends determined in accordance herewith on the Redeemable Preferred Stock have been paid in full and (2) the Company makes a pari passu Offer (as defined in paragraph (g)(i)(A) hereof) to purchase, redeem or otherwise retire the Redeemable Preferred Stock.

                  (vi) Dividends payable on shares of the Redeemable Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

                  (vii)    (A)      In the event of (1) an initial public
                                    offering of Common Stock resulting in gross proceeds to the Company of at least $20 million, the proceeds of which have not been applied to redeem all of the Redeemable
                                    Preferred Stock pursuant to
                                    paragraph (e)(i)(A) or (e)(i)(B) and/or (2)
                                    the receipt by the Company of at least $20 million in gross proceeds from the sale of capital stock to a third-party equity investor, the proceeds of which have not been applied to redeem all of the Redeemable
                                    Preferred Stock pursuant to paragraph
                                    (e)(i)(A) or (e)(i)(B), in each case
                                    occurring during a period when the
                                    Redeemable Preferred Stock is redeemable at the option of the Company pursuant to the terms of paragraph (e)(i)(A) or (e)(i)(B), dividends on each share of Redeemable
                                    Preferred Stock shall automatically accrue, commencing on the date that is 30 days after the consummation of such initial public offering or third-party equity investment, as applicable, at a rate per annum equal to 18% of the liquidation preference per share of the Redeemable Preferred Stock, unless the Redeemable Preferred Stock shall have been redeemed by such date.

                           (B)      In the event of a Change of Control
                                    occurring prior to February 1, 2008 and not otherwise subject to paragraph (g)(i)(A) hereof, if the Company shall not have made an offer to purchase all the Redeemable Preferred Stock at a cash purchase price equal to or greater than 101% of the aggregate liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the date of purchase) by the date that is 45 days after the consummation of such Change of Control, then the Holders of a majority of the outstanding shares of Redeemable Preferred Stock may require, by written notice to the Company, that dividends on each share of Redeemable Preferred Stock shall accrue, commencing on the date that is 45 days after the consummation of such Change of Control, at a rate per annum equal to 18% of the liquidation preference per share of the Redeemable Preferred Stock; provided, however, that if the Company shall have made an offer as described in this paragraph
                                    (c)(vii)(B), the Company shall not be
                                    required to purchase any shares of
                                    Redeemable Preferred Stock pursuant to such offer and the Holders shall not be permitted to increase the dividend rate on the outstanding shares of Redeemable Preferred Stock, if the Holders of a majority of the outstanding shares of Redeemable Preferred Stock shall have elected not to have their shares of Redeemable Preferred Stock purchased pursuant to such offer; provided further, that if the Company makes an offer described in this paragraph (c)(vii)(B) and defaults in its payment obligations thereunder, the Holders of a majority of the outstanding shares of Redeemable Preferred Stock may require, by written notice to the Company, that dividends on each share of Redeemable Preferred Stock that has not been purchased by the Company shall accrue, commencing on the date that is 45 days after the consummation of the applicable Change of Control and ending on the date any such default in its payment obligations is cured, at a rate per annum equal to 18% of the liquidation preference per share of the Redeemable Preferred Stock.

         (d)      Liquidation Preference.

                  (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the Holders of shares of Redeemable Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000 per share of Redeemable Preferred Stock, plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, Common Stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are not sufficient to pay in full the liquidation preference and accumulated and unpaid dividends payable to the Holders of outstanding shares of the Redeemable Preferred Stock and all Parity Securities, then the holders of all such Redeemable Preferred Stock and Parity Securities shall share equally and ratably in such distribution of assets of the Company in proportion to the full liquidation preferences plus all accumulated and unpaid dividends which would be payable on such distribution if the amount to which the Holders of outstanding shares of Redeemable Preferred Stock and the holders of outstanding Parity Securities are entitled were paid such amounts in full.

                  (ii) After payment in cash of the full amount of the liquidation preference and all accumulated and unpaid dividends to which they are entitled, the holders of shares of the Redeemable Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company.

                  (iii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations, in each case in accordance with the terms hereof, shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company (unless such sale, conveyance, exchange, transfer, consolidation or merger is in connection with a dissolution or winding-up of the business of the Company).

         (e)      Redemption.

                  (i)      Optional Redemption.

                           (A) The Company may redeem at any time on or prior to August 31, 1999, from any source of funds legally available therefor, in whole, in the manner provided in paragraph (e)(iii) hereof, all of the shares of the Redeemable Preferred Stock, at a redemption price of 100% of the liquidation preference thereof plus, without duplication, an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date (or if no Dividend Payment Date has occurred, the Issue Date) to the Redemption Date (the "Early Optional Redemption Price"); provided, however, that if prior to August 31, 1999, the Company (1) has filed a registration statement with the Commission with respect to an offering by the Company of securities the proceeds of which are to be used to finance the redemption of the Redeemable Preferred Stock or (2) certifies in an Officers' Certificate delivered to the Holders that (x) it is in the process of preparing an offering memorandum with respect to an unregistered offering, pursuant to Rule 144A under the Securities Act or otherwise, of securities the proceeds of which are to be used to finance the redemption of the Redeemable Preferred Stock and (y) it intends to circulate such offering memorandum to investors within 30 calendar days of the date of such Officer's Certificate, then the Company shall have until October 15, 1999 (the "Extension Date") to redeem the Redeemable Preferred Stock at the Early Optional Redemption Price in accordance with this paragraph (e)(i)(A).

                           (B)      The Company may redeem at any time
                                    subsequent to August 31, 1999, or, if
                                    applicable, the Extension Date, and prior to January 1, 2000, from any source of funds legally available therefor, in whole, in the manner provided in paragraph (e)(iii) hereof, all of the shares of the Redeemable Preferred Stock, at a redemption price of 106.50% of the aggregate liquidation preference thereof, plus, without duplication, an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date (the "Second Early Optional Redemption Price"); provided, however, that if prior to January 1, 2000, the Company (1) has filed a registration statement with the Commission with respect to an offering by the Company of securities the proceeds of which are to be used to finance the redemption of the Redeemable Preferred Stock or (2) certifies in an Officers' Certificate delivered to the Holders that (x) it is in the process of preparing an offering memorandum with respect to an unregistered offering, pursuant to Rule 144A under the Securities Act or otherwise, of securities the proceeds of which are to be used to finance the redemption of the Redeemable Preferred Stock and (y) it intends to circulate such offering memorandum to investors within 30 calendar days of the date of such Officer's Certificate, then the Company shall have until March 15, 2000 (the "Second Extension Date") to redeem the Redeemable Preferred Stock at the Second Early Optional Redemption Price in accordance with this paragraph (e)(i)(B).

                           (C) Except as set forth in paragraphs (e)(i)(A) and (B) above and (D) below, the Redeemable Preferred Stock shall not be redeemable at the Company's option prior to August 31, 2004. From and after August 31, 2004, the Company may redeem, at its option, at any time, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (e)(iii) hereof, any or all of the shares of the Redeemable Preferred Stock, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional Redemption Price"), if redeemed during the 12-month period beginning on August 31 of each of the calendar years indicated below:

       YEAR                                              PERCENTAGE
       ----                                              ----------

       2004.........................                      106.500%

       2005.........................                      104.333%

       2006 ........................                      102.167%

       2007 and thereafter .........                      100.000%

                                    provided that no optional redemption
                                    pursuant to this paragraph (e)(i)(C) shall be made unless prior thereto full unpaid cumulative dividends for all Dividend Periods terminating on or prior to the Redemption Date and a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date shall have been or immediately prior to the Redemption Date are declared and paid in cash or declared and a sum set apart sufficient for such cash payment on the Redemption Date, on the outstanding shares of the Redeemable Preferred Stock.

                           (D) In addition, at any time and from time to time subsequent to January 1, 2000, or, if applicable, the Second Extension Date and prior to the third anniversary of the Issue Date, the Company may redeem, in whole, in the manner provided in paragraph (e)(iii) hereof, shares of Redeemable Preferred Stock redeemable out of the net proceeds therefrom, at a redemption price equal to 113% of the aggregate liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Equity Offering Redemption Price"), out of the proceeds of any Equity Offering completed during such period; provided that such redemption shall occur within 45 days after consummation of such Equity Offering.

                           (E) In the event of a redemption of only a portion of the then outstanding shares of the Redeemable Preferred Stock, the Company shall effect such redemption pro rata according to the number of shares held by each Holder of the Redeemable Preferred Stock or by lot, as may be determined by the Company in its sole discretion, except that the Company may redeem such shares held by any Holder of fewer than 100 shares (or shares held by Holders who would hold less than 100 shares as a result of such redemption), without regard to any pro rata redemption requirement.

                  (ii) Mandatory Redemption. On August 31, 2010, the Company shall redeem from any source of funds legally available therefor, in whole, in the manner provided in paragraph (e)(iii) hereof, all of the shares of the Redeemable Preferred Stock then outstanding, at a redemption price in cash of 100% of the liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (the "Mandatory Redemption Price").

                  (iii)    Procedures for Redemption.

                           (A) At least 15 days and not more than 60 days prior to the date fixed for any redemption of the Redeemable Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Redeemable Preferred Stock at such Holder's address as the same appears on the stock register of the Company; provided, that during the period that SG Cowen Securities Corporation ("SG Cowen") is a Holder of record such Redemption Notice may be given at least five
                                    (5) days and not more than 60 days prior to the date fixed for any such redemption and, provided further, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Redeemable Preferred Stock to be redeemed except as to the Holder or Holders to whom the

                                    Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                                             (1) whether the redemption is
                                    pursuant to paragraph (e)(i)(A), (e)(i)(B),
                                    (e)(i)(C), (e)(i)(D) or (e)(ii) hereof;

                                             (2) the Early Optional Redemption
                                    Price, the Second Early Optional Redemption
                                    Price, the Optional Redemption Price, the
                                    Equity Offering Redemption Price or the
                                    Mandatory Redemption Price, as applicable;

                                             (3) whether all or less than all
                                    the outstanding shares of the Redeemable
                                    Preferred Stock are to be redeemed and the total number of shares of the Redeemable Preferred Stock being redeemed;

                                             (4) the number of shares of
                                    Redeemable Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

                                             (5) the date fixed for redemption;

                                             (6) that the Holder is to surrender
                                    to the Company, at the place or places where certificates for shares of Redeemable Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Redeemable Preferred Stock to be redeemed; and

                                             (7) that dividends on the shares of
                                    the Redeemable Preferred Stock to be
                                    redeemed shall cease to accrue on such
                                    Redemption Date unless the Company defaults in the payment of the Early Optional Redemption Price, the Second Early Optional Redemption Price, the Optional Redemption Price, the Equity Offering Redemption Price or the Mandatory Redemption Price, as the case may be.

                           (B) Each Holder of Redeemable Preferred Stock shall surrender the certificate or certificates representing such shares of Redeemable Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Early Optional Redemption Price, the

                                    Second Early Optional Redemption Price,
                                    Optional Redemption Price, Equity Offering
                                    Redemption Price or the Mandatory Redemption
                                    Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. All payments to the Holders in respect of the Redeemable Preferred Stock, whether on account of liquidation, dividends, redemption or otherwise, shall be subject to the satisfaction of all applicable Federal, State, local and foreign withholding taxes and other amounts required by law to be withheld.

                           (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Redeemable Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Early Optional Redemption Price, the Second Early Optional Redemption Price, the Optional Redemption Price, the Equity Offering Redemption Price or the Mandatory Redemption Price, as the case may be, without interest. In connection with a redemption at the Early Optional Redemption Price during the period from the date hereof to August 31, 1999, or, if applicable, the Extension Date, the Company may deliver one (1) Redemption Notice pursuant to paragraph (e)(i)(A) above that may state that such redemption of Redeemable Preferred Stock is contingent upon the receipt of financing the proceeds of which are to be applied to redeem the Redeemable Preferred Stock. In the event such contingency does not occur within the time frame set forth in such Redemption Notice, the Company shall return to the Holders any certificates representing the Redeemable Preferred Stock delivered by Holders to the Company and dividends on the Redeemable Preferred Stock shall continue to accumulate as if such Redemption Notice had not been delivered.

                  (f)      Voting Rights.

                           (i) The Holders of shares of the Redeemable Preferred Stock, except as otherwise required under the laws of the State of Delaware or as set forth in paragraphs (ii) and (iii) below and in paragraph (l) hereof, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

                  (ii)     (A)      So long as any shares of the Redeemable
                                    Preferred Stock are outstanding, the Company shall not authorize the issuance of any class of Parity Securities without the affirmative vote or consent of Holders of at least 66 2/3% of the then outstanding shares of Redeemable Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of the Redeemable Preferred Stock, the Company may
                                    (1) authorize or issue additional shares of Redeemable Preferred Stock payable as dividends pursuant to paragraph (c) hereof and (2) authorize or issue shares of Parity
                                    Securities in exchange for, or the net
                                    proceeds of which are used to redeem or
                                    repurchase, in accordance with the terms hereof, any or all shares of Redeemable
                                    Preferred Stock or other Parity Securities then outstanding.

                           (B) So long as any shares of the Redeemable Preferred Stock are outstanding, the Company shall not amend this Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Redeemable Preferred Stock or, except as provided in paragraph (f)(ii)(A) above, to authorize the issuance of any additional shares of Redeemable Preferred Stock without the affirmative vote or consent of Holders of a least 66 2/3% of the outstanding shares of Redeemable Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                           (C) (1) The creation, authorization or issuance of any shares of any Junior Securities, (2) the decrease in the amount of authorized capital stock of any class, including the Redeemable Preferred Stock, or (3) the increase in the amount of authorized capital stock of any class of Junior Securities shall not require the consent of Holders of Redeemable Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Redeemable Preferred Stock.

                  (iii)

                           (A) If (1) dividends on the Redeemable Preferred Stock are in arrears and unpaid (and, in the case of dividends payable after August 31, 2004, are not paid in cash) for six quarterly periods (a "Dividend Default");
                                    (2) the Company fails to discharge any
                                    repurchase or redemption obligation
                                    (including pursuant to paragraph (g) hereof) of the Redeemable Preferred Stock when required (a "Redemption Default"), whether or not the Company is permitted to do so by the terms of the New Credit Facility, the 2007 Notes or any other obligations of the Company; (3) the Company breaches or violates one of the provisions set forth in paragraph (l) hereof and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from Holders representing at least 25% of the Redeemable Preferred Stock then outstanding (a "Covenant Default"); (4) a default occurs on the obligations to pay principal of, interest on or any other payment obligation on one or more classes of Indebtedness of the Company or any Subsidiary of the Company within any applicable grace period after final maturity (a "Payment Default"), whether such Indebtedness exists on the Issue Date or is incurred thereafter, or any other Payment Default occurs on one or more such classes of Indebtedness and such class or classes of Indebtedness are declared due and payable prior to their respective maturities, and the amount of such Indebtedness unpaid at final maturity or declared due and payable exceeds, in the aggregate, $10 million or its foreign currency equivalent; or (5) any final, non-appealable judgment or decree by a court of competent jurisdiction for the payment of money in excess of $10 million is rendered against the Company or any Significant Subsidiary of the Company and such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (a "Judgment Default"), then, in any such case, the number of directors constituting the Board of Directors of the Company shall be immediately and automatically adjusted to permit the Holders of the majority of the then outstanding shares of Redeemable Preferred Stock, voting separately as one class, to elect two directors. Subject to paragraph (f)(iii)(B) below, Holders of a majority of the issued and outstanding shares of the Redeemable Preferred Stock, voting separately as one class, shall have the exclusive right to elect two directors at a meeting therefor called upon occurrence of such Dividend Default, Redemption Default, Covenant Default, Payment Default or Judgment Default, as the case may be, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of the Redeemable Preferred Stock expire (other than as described in paragraph (f)(iii)(B) below). Each such event described in clauses
                                    (l), (2), (3), (4) and (5) is a "Voting
                                    Rights Triggering Event."

                           (B) The right of the Holders of Redeemable Preferred Stock voting separately as one class to elect members of the Board of Directors as set forth in paragraph
                                    (f)(iii)(A) above shall continue until such time as (1) in the event such right arises due to a Dividend Default, all accumulated dividends that are in arrears on the Redeemable Preferred Stock are paid in full (and, in the case of Dividends payable after August 31, 2004, are paid in cash); and (2) in the event such right arises due to a Redemption Default, a Covenant Default, a Payment Default or a Judgment Default, the Company remedies any such failure, breach or default, at which time the term of any directors elected pursuant to paragraph
                                    (f)(iii)(A) shall terminate, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of shares of the Redeemable Preferred Stock pursuant to this paragraph (f)(iii), or if vacancies shall exist in the offices of directors elected by the Holders of shares of the Redeemable Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least 10% of the shares of Redeemable Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders of Redeemable Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Company within 20 days after personal service of said written request upon the Secretary of the Company, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 20% of the outstanding shares of the Redeemable Preferred Stock may designate in writing one of their numbers to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meeting of stockholders of the Company and shall be held at the place for holding the annual meetings of Stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this paragraph (f)(iii)(B), no such special meeting shall be called if any such request is received by the Company less than 30 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Company. Any Holder of shares of the Redeemable Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of shares of the Redeemable Preferred Stock for purposes of calling a meeting pursuant to the provisions of this paragraph
                                    (f)(iii)(B).

                           (C) At any meeting held for the purpose of electing directors at which the Holders of Redeemable Preferred Stock shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Redeemable Preferred Stock shall be required to constitute a quorum of such Redeemable Preferred Stock.

                           (D) Any vacancy occurring in the office of a director elected by the Holders of shares of the Redeemable Preferred Stock may be filled by the remaining director elected by the Holders of shares of the Redeemable Preferred Stock unless and until such vacancy shall be filled by the Holders of shares of the Redeemable Preferred Stock.

                  (iv) In any case in which the Holders of shares of the Redeemable Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to the laws of the State of Delaware, each Holder of shares of the Redeemable Preferred Stock shall be entitled to one vote for each share of Redeemable Preferred Stock held.

         (g)      Change of Control.

                  (i)      (A)      Upon the occurrence of a Change of Control
                                    on or after the earlier to occur of (1) such date that the 2007 Notes are no longer outstanding and (2) February 1, 2008, each
                                    Holder of Redeemable Preferred Stock shall have the right to require the Company to purchase all or any part of such Holder's
                                    Redeemable Preferred Stock pursuant to an offer (an "Offer") at a purchase price in cash equal to 101% of the aggregate liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share
                                    (including an amount in cash equal to a
                                    prorated dividend for the period from the Dividend Payment Date immediately prior to the repurchase date to the repurchase date), if any, to the repurchase date (subject to the right of Holders of Redeemable Preferred
                                    Stock of record on the relevant record date to receive dividends due on the relevant
                                    Dividend Payment Date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Redeemable
                                    Preferred Stock pursuant to this paragraph
                                    (g) in the event that it has irrevocably exercised its right to redeem all of the Redeemable Preferred Stock under paragraph
                                    (e)(i) hereof and, provided further, that the Company does not default in its redemption obligations pursuant to such election.

                           (B) In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Redeemable Preferred Stock pursuant to this paragraph (g), then prior to the mailing of the notice to Holders of Redeemable Preferred Stock provided for in paragraph (g)(ii) below but in any event within 30 days following any Change of Control (unless the Company has exercised its right to redeem all the Redeemable Preferred Stock under paragraph (e)(i) hereof), the Company shall (1) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (2) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Redeemable Preferred Stock as provided for in paragraph (g)(ii) below.

                           (ii) Unless the Company has exercised its right to redeem all the Redeemable Preferred Stock under paragraph (e)(i) hereof, within 30 days following any Change of Control described in clause (g)(i)(A) above, the Company shall mail a notice to each Holder of Redeemable Preferred Stock stating: (A) that a Change of Control has occurred or will occur and that such Holder of Redeemable Preferred Stock has (or upon such occurrence will have) the right to require the Company to purchase such Holder's Redeemable Preferred Stock at a purchase price in cash equal to 101% of the aggregate liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the repurchase date to the repurchase date), if any, to the repurchase date (subject to the right of the Holders of Redeemable Preferred Stock of record on a record date to receive dividends on the relevant Dividend Payment Date); (B) the circumstances and relevant facts regarding such Change of Control; (C) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice mailed); and (D) the instructions determined by the Company, consistent with this paragraph (g), that a Holder of Redeemable Preferred Stock must follow in order to have its Redeemable Preferred Stock purchased.


                           (iii)    (A)      Holders of Redeemable Preferred
                                             Stock electing to have shares of
                                             Redeemable Preferred Stock
                                             purchased shall be required to
                                             surrender Redeemable Preferred
                                             Stock, together with all necessary
                                             endorsements and appropriate forms
                                             duly completed, to the Company at
                                             the address specified in the notice
                                             at least three Business Days prior
                                             to the purchase date. Holders of
                                             Redeemable Preferred Stock shall be
                                             entitled to withdraw their election
                                             if the Company receives not later
                                             than two Business Days prior to the
                                             purchase date a facsimile
                                             transmission or letter setting
                                             forth the name of the Holder of
                                             Redeemable Preferred Stock, the
                                             liquidation preference of the
                                             Redeemable Preferred Stock which
                                             was delivered for purchase by the
                                             Holder of Redeemable Preferred
                                             Stock as to which such notice of
                                             withdrawal is being submitted and a
                                             statement that such Holder of
                                             Redeemable Preferred Stock is
                                             withdrawing his election to have
                                             such Redeemable Preferred Stock
                                             purchased.

                                    (B)      On the repurchase date, all shares
                                             of Redeemable Preferred Stock
                                             purchased by the Company under this
                                             paragraph (g) shall be retired by
                                             the Company, and the Company shall
                                             pay the purchase price plus
                                             accumulated and unpaid dividends,
                                             if any, to the Holders entitled
                                             thereto.

                                    (C)      Unless the Company defaults in the
                                             payment for the shares of
                                             Redeemable Preferred Stock tendered
                                             pursuant to the Offer, dividends
                                             shall cease to accrue with respect
                                             to the shares of Redeemable
                                             Preferred Stock tendered and all
                                             rights of Holders of such tendered
                                             shares shall terminate, except for
                                             the right to receive payment
                                             therefor, on the purchase date.

                           (iv) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations, in connection with the repurchase of Redeemable Preferred Stock pursuant to this paragraph
                                    (g). To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this paragraph (g), the Company will comply with the applicable securities laws and regulations and it will not be deemed to have breached its obligations under this paragraph (g) by virtue thereof.

                  (h) Conversion or Exchange. Neither the Company nor the Holders of shares of Redeemable Preferred Stock shall have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock or Indebtedness of the Company.

                  (i) Preemptive Rights. No shares of Redeemable Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

                  (j) Reissuance of Redeemable Preferred Stock. Shares of Redeemable Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company, provided that any issuance of such shares as Redeemable Preferred Stock must be in compliance with the terms hereof.

                  (k) Business Day. If any payment, redemption or other action shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or other action shall be made on the immediately succeeding Business Day.

                  (l)      Certain Additional Provisions.

                           (i) Merger or Consolidation. The Company shall not consolidate or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person unless (A) the resulting, transferee or surviving Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (B) the Redeemable Preferred Stock shall be converted into or exchanged for and shall become shares of the Successor Company having in respect of such successor, transferee or resulting corporation substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon that the Redeemable Preferred Stock had immediately prior to such transaction;
                                    (C) immediately after such transaction, no Voting Rights Triggering Event, and no event that after the giving of notice or lapse of time or both would become a Voting Rights Triggering Event, shall have occurred and be continuing; (D) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes any obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Voting Rights Triggering Event shall have occurred and be continuing; (E) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (l)(v)(A); (F) immediately after giving effect to such transaction, the Successor Company will have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (G) prior to the consummation of any such proposed transaction, the Company shall have delivered to the Holders of a majority of the outstanding shares of Redeemable Preferred Stock an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the terms of this Certificate of Incorporation and that all conditions precedent to such transaction have been satisfied.

                                    Notwithstanding paragraphs (l)(i)(E) and
                                    (l)(i)(F), any Wholly Owned Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

                           (ii) Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (A) declare or pay any dividend or make any distribution on or in respect of any Junior Securities (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in Junior Securities (other than Disqualified Stock) or in options, warrants or other rights to purchase such Junior Securities and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary making such dividend or distribution is not wholly owned, to its other stockholders on a pro rata basis), (B) purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Junior Securities or Parity Securities of the Company held by Persons other than the Company or a Restricted Subsidiary or (C) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, other acquisition, retirement, payment or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
                                    Payment:

                                             (x) a Voting Rights Triggering
                                    Event shall have occurred and be continuing or would occur as a consequence thereof;

                                             (y) the Company and its Restricted
                                    Subsidiaries could not Incur at least $1.00 of additional Indebtedness under paragraph
                                    (l)(v)(A); or

                                             (z) the aggregate amount of such
                                    Restricted Payment and all other Restricted
                                    Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company) made subsequent to the Issue Date (excluding Restricted Payments permitted by paragraphs
                                    (l)(ii)(1), (l)(ii)(3) and (l)(ii)(6)),
                                    would exceed the sum of: (i) 50% of the
                                    Consolidated Net Income with respect to the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs) to the end of the most recent fiscal quarter for which internal financial statements are available ending at least 30 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); (ii) the aggregate Net Cash Proceeds received by the Company from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary) and, without duplication, the aggregate amount of any other capital contributions received by the Company in cash subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs; (iii) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company upon such conversion or exchange); and (iv) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (a) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (b) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or (c) the sale or liquidation of any Unrestricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was previously included in the calculation of the amount of Restricted Payments.

                                    Notwithstanding the foregoing, this
                                    Certificate of Incorporation shall not
                                    prohibit as Restricted Payments:

                                    (1)      any purchase, redemption,
                                             repurchase, defeasance, retirement
                                             or other acquisition of Junior
                                             Securities or Parity Securities
                                             made by exchange (including any
                                             such exchange pursuant to the
                                             exercise of a conversion right or
                                             privilege in connection with which
                                             cash is paid in lieu of the
                                             issuance of fractional shares) for,
                                             or out of the net proceeds of the
                                             substantially concurrent sale of,
                                             Junior Securities or Parity
                                             Securities of the Company (other
                                             than Disqualified Stock and other
                                             than Capital Stock issued or sold
                                             to a Subsidiary); provided,
                                             however, that (a) such purchase,
                                             redemption, defeasance or other
                                             acquisition will be excluded in the
                                             calculation of the amount of
                                             Restricted Payments pursuant to
                                             paragraph (l)(ii)(z) and (b) the
                                             Net Cash Proceeds from such sale
                                             will be excluded from paragraph
                                             (l)(ii)(z);

                                    (2)      dividends paid within 60 days after
                                             the date of declaration thereof if
                                             at such date of declaration such
                                             dividend would have complied with
                                             this Certificate of Incorporation,
                                             including without limitation
                                             paragraph (l)(ii); provided,
                                             however, that the amount of such
                                             dividend will be included in the
                                             calculation of the amount of
                                             Restricted Payments pursuant to
                                             paragraph (l)(ii)(z);

                                    (3)      Investments in securities not
                                             constituting cash or Temporary Cash
                                             Investments received in connection
                                             with an Asset Disposition effected
                                             in accordance with the Indenture
                                             governing the 2007 Notes (the
                                             "Indenture"); provided, however,
                                             that such amounts will be excluded
                                             in the calculation of the amount of
                                             Restricted Payments pursuant to
                                             paragraph (l)(ii)(z);

                                    (4)      the payment of scheduled dividends
                                             on, or the scheduled or mandatory
                                             redemption, repurchase or
                                             retirement of, any Disqualified
                                             Stock (other than Put/Call
                                             Preferred Stock) issued after the
                                             date hereof in compliance with the
                                             provisions of this Certificate of
                                             Incorporation; provided, however,
                                             that such amounts will be included
                                             in the calculation of the amount of
                                             Restricted Payments pursuant to
                                             paragraph (l)(ii)(z);

                                    (5)     payments made with respect to the
                                            repurchase, redemption or other
                                            acquisition or retirement for value
                                            of Management Equity Interests (a)
                                            prior to October 31, 2000 in an
                                            aggregate principal amount not to
                                            exceed $500,000 in any twelve-month
                                            period and (b) subsequent to October
                                            31, 2000 in an aggregate principal
                                            amount not to exceed $2 million in
                                            any twelve month period; provided,
                                            however, that (x) subsequent to
                                            October 31, 2000, the Company may
                                            make an additional $2 million of
                                            such payments in any such
                                            twelve-month period if, after giving
                                            pro forma effect to all such
                                            payments, the Consolidated Coverage
                                            Ratio would be greater than 2.5:1,
                                            and (y) to the extent such
                                            Management Equity Interests have
                                            been exchanged for Put/Call
                                            Promissory Notes or Put/Call
                                            Preferred Stock incurred or issued
                                            in accordance with paragraph
                                            (l)(v)(B)(11), such
                                             amounts may be applied toward the
                                             repurchase of or payment on such
                                             Put/Call Promissory Notes and
                                             Put/Call Preferred Stock; and
                                             provided further that such amounts
                                             will be included in the calculation
                                             of the amount of Restricted
                                             Payments pursuant to paragraph
                                             (l)(ii)(z);

                                    (6)      the repurchase of Management Equity
                                             Interests in exchange for Put/Call
                                             Promissory Notes and Put/Call
                                             Preferred Stock incurred or issued
                                             in accordance with paragraph
                                             (l)(v)(B)(11); provided that such
                                             repurchase will be excluded in the
                                             calculation of the amount of
                                             Restricted Payments pursuant to
                                             paragraph (l)(ii)(z); and

                                    (7)      other Restricted Payments in an
                                             aggregate amount not to exceed $10
                                             million; provided that such amounts
                                             will be included in the calculation
                                             of the amount of Restricted
                                             Payments pursuant to paragraph
                                             (l)(ii)(z);

                                    provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted by paragraphs (l)(ii)(4),
                                    (l)(ii)(5) and (l)(ii)(7) hereof no Voting
                                    Rights Triggering Event shall have occurred and be continuing. In addition, dividends on the Company's Capital Stock used in good faith to effect the payment of fees, expenses and other transactions which are permitted pursuant to paragraph (l)(iii)(B) shall not be deemed to be Restricted Payments.

                           (iii)    Transactions with Affiliates.

                                    (A)      The Company will not, and will not
                                             permit any Restricted Subsidiary
                                             to, directly or indirectly, enter
                                             into or conduct any transaction or
                                             series of related transactions
                                             (including the purchase, sale,
                                             lease or exchange of any property
                                             or the rendering of any service)
                                             with any Affiliate of the Company
                                             or a Restricted Subsidiary (an
                                             "Affiliate Transaction") unless (1)
                                             the terms of such transaction are
                                             no less favorable to the Company or
                                             such Restricted Subsidiary, as the
                                             case may be, than those that could
                                             be obtained at the time of such
                                             transaction in arm's-length
                                             dealings with a Person who is not
                                             such an Affiliate, (2) in the event
                                             such Affiliate Transaction involves
                                             an aggregate amount in excess of
                                             $2.0 million, the terms of such
                                             transaction shall have been
                                             approved by a majority of the
                                             members of the Board of Directors
                                             (and such majority determines that
                                             such

                                             Affiliate Transaction satisfies the
                                             criteria set forth in paragraph
                                             (l)(iii)(A)(1) and (3) in the event
                                             such Affiliate Transaction involves
                                             an aggregate amount in excess of
                                             $7.5 million, the Company has
                                             received a written opinion from (I)
                                             a nationally recognized independent
                                             accounting or investment banking
                                             firm or (II) in the event the
                                             applicable Affiliate Transaction
                                             requires expertise of an expert
                                             other than an accounting or an
                                             investment banking firm, an
                                             appraiser selected by the Company
                                             with expertise in analyzing the
                                             applicable Affiliate Transaction,
                                             that such Affiliate Transaction is
                                             fair to the Company or such
                                             Restricted Subsidiary from a
                                             financial point of view.

                                    (B)      The provisions of paragraph
                                             (l)(iii)(A) shall not prohibit (1)
                                             any Restricted Payment permitted to
                                             be made pursuant to paragraph
                                             (l)(ii), (2) any issuance of
                                             securities, or other payments,
                                             awards or grants in cash,
                                             securities or otherwise pursuant
                                             to, or the funding of, employment
                                             arrangements, stock options and
                                             stock ownership plans approved by
                                             the Board of Directors of the
                                             Company, (3) any fees, indemnities,
                                             loans or advances to employees in
                                             the ordinary course of business,
                                             (4) any transaction between the
                                             Company and a Restricted Subsidiary
                                             or between Restricted Subsidiaries,
                                             (5) any agreement in effect on the
                                             Issue Date or any amendment thereto
                                             or transaction contemplated thereby
                                             (and any replacement or amendment
                                             of any such agreement so long as
                                             any such amendment or replacement
                                             thereof is not materially less
                                             favorable to the Holders than the
                                             original agreement in effect on the
                                             Issue Date), (6) payments by the
                                             Company or any of its Restricted
                                             Subsidiaries to Mentmore and/or its
                                             Affiliates made for any financial
                                             advisory, financing, underwriting
                                             or placement services or in respect
                                             of other investment banking
                                             activities, including, without
                                             limitation, in connection with
                                             acquisitions or divestitures, which
                                             payments are approved by a majority
                                             of the members of the Board of
                                             Directors of the Company in good
                                             faith, (7) payments under any tax
                                             sharing agreement to the extent
                                             such payments do not otherwise
                                             exceed the tax liability the
                                             Company would have had were it not
                                             party to such tax sharing
                                             agreement, (8) any other payment or
                                             reimbursement of reasonable and
                                             customary fees and expenses
                                             incurred by an Affiliate for
                                             services rendered to the Company or
                                             any of its Restricted Subsidiaries
                                             not to exceed $250,000 in any
                                             twelve-month
                                             period (without duplication for any
                                             amounts paid pursuant to any other
                                             clause of this paragraph
                                             (l)(iii)(B)), and (9) payments
                                             under the Management Agreement in
                                             an amount equal to the greater of
                                             (a) $750,000 in any fiscal year and
                                             (b) 1% of the Company's total
                                             consolidated sales in any fiscal
                                             year, provided, in the case of
                                             clause (b) of this paragraph
                                             (l)(iii)(B)(9), that the Company's
                                             Consolidated Coverage Ratio, after
                                             giving pro forma effect to such
                                             payment, is equal to or greater
                                             than 2.25 to 1, in each case plus
                                             reasonable expenses incurred in
                                             connection with and reimbursable
                                             under the Management Agreement.

                           (iv) Reports. Whether or not required by the rules and regulations of the Commission, so long as any shares of Redeemable Preferred Stock are outstanding, the Company will furnish to the Holders of Redeemable Preferred Stock, within 15 days after it is or would have been required to file such with the Commission, (A) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (B) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any shares of Redeemable Preferred Stock remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                           (v)      Limitation on Indebtedness.

                                    (A) (1) The Company will not Incur, and will not permit any Restricted Subsidiary to Incur, any Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock and (2) the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may Incur Indebtedness (including Acquired
                                    Indebtedness) or issue Disqualified Stock and any Restricted Subsidiary may incur Indebtedness (including Acquired
                                    Indebtedness but excluding Preferred Stock), in each case if on the date thereof (and after giving effect to the application of proceeds therefrom) the Consolidated Coverage Ratio would be greater than 2.0:1.

                                    (B)     Notwithstanding paragraph (l)(v)(A),
                                            the Company and its Restricted
                                            Subsidiaries may Incur:

                                             (1) Indebtedness (including,
                                    without limitation, letters of credit and Guarantees) of the Company or any Restricted Subsidiary under the New Credit Facility in an aggregate principal amount outstanding at any time not to exceed $235 million;

                                             (2) Indebtedness of the Company
                                    owing to and held by any Restricted
                                    Subsidiary or Indebtedness of a Restricted
                                    Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary or a pledge or other transfer thereof intended to create a security interest therein) will be deemed to constitute the Incurrence of such Indebtedness by the issuer thereof;

                                             (3) Indebtedness of the Company
                                    represented by the Redeemable Preferred
                                    Stock and any Indebtedness, Disqualified
                                    Stock or Preferred Stock of the Company or any Restricted Subsidiary (other than the Indebtedness described in paragraphs
                                    (l)(v)(B)(1) and (l)(v)(B)(2)) outstanding on the Issue Date (including the $100 million aggregate principal amount of the 2007 Notes and the Guarantees thereof outstanding on the Issue Date);

                                             (4) Indebtedness, Disqualified
                                    Stock or Preferred Stock of a Restricted
                                    Subsidiary outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness, Disqualified Stock or Preferred Stock Incurred in connection with, or in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary); provided, however, that the aggregate principal amount, accreted value or liquidation preference, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock does not exceed $7.5 million at any one time outstanding;

                                             (5) Indebtedness (a) in respect of
                                    performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) provided by the Company or any Restricted Subsidiary in the ordinary course of its business and which do not secure other Indebtedness and (b) under Currency Agreements and Interest Rate Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; provided that such agreements are entered into for bona fide hedging purposes, are not for speculation or trading purposes and are designed to protect against fluctuations in interest rates or currency exchange rates, as the case may be, and, in the case of Interest Rate Agreements, any such Interest Rate Agreement has a notional amount corresponding to the Indebtedness being hedged thereby;

                                             (6) Indebtedness represented by
                                    Guarantees by the Company of Indebtedness otherwise permitted to be Incurred pursuant to this paragraph (l)(v) and Indebtedness represented by Guarantees by a Restricted Subsidiary of Indebtedness of the Company or of another Restricted Subsidiary otherwise permitted to be Incurred pursuant to this paragraph (l)(v) (including Guarantees of the 2007 Notes);

                                             (7) Indebtedness Incurred by the
                                    Company or any Restricted Subsidiary and arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, and from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in each case incurred in connection with the purchase or sale of a business or assets otherwise permitted by this Certificate of Incorporation;

                                             (8) Indebtedness, Disqualified
                                    Stock or Preferred Stock of the Company or Indebtedness (other than Preferred Stock) of any Restricted Subsidiary in an aggregate principal amount (or having an aggregate liquidation preference) not to exceed $5 million at any time outstanding (including pursuant to any refinancing thereof) incurred in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of Management Equity Interests;

                                             (9) the incurrence by the Company
                                    or any Restricted Subsidiary of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed the principal amount of such Capitalized Lease Obligations outstanding on the date hereof plus $10 million at any time outstanding;

                                             (10) the issuance by Stellex
                                    Aerospace of Series B Preferred Stock having an aggregate liquidation preference not to exceed $200,000 at any one time outstanding to its officers and employees;

                                             (11) (a) Indebtedness of the
                                    Company or a Restricted Subsidiary
                                    represented by Put/Call Promissory Notes and
                                    (b) Preferred Stock (other than Disqualified
                                    Stock) of the Company or a Restricted
                                    Subsidiary represented by Put/Call Preferred
                                    Stock, in each case incurred or issued in exchange for Management Equity Interests, in an aggregate amount not to exceed the value (calculated in accordance with the respective agreements pursuant to which such Management Equity Interests were issued or exchanged) of the Management Equity Interests so exchanged;

                                             (12) the issuance by the Company or
                                    any Restricted Subsidiary of Refinancing
                                    Indebtedness in exchange for, or the net proceeds which are used to refund, refinance or replace, Indebtedness that was permitted by paragraph (l)(v)(A) or by paragraphs
                                    (l)(v)(B)(3) and (4) to be incurred;

                                             (13) other Indebtedness or
                                    Preferred Stock (other than Disqualified
                                    Stock) of the Company or other Indebtedness
                                    (other than Preferred Stock) of any
                                    Restricted Subsidiary in an aggregate
                                    principal amount (or having an aggregate liquidation preference) at any one time outstanding not to exceed $20 million; and

                                             (14) Indebtedness of a Restricted
                                    Subsidiary represented by Preferred Stock issued to the seller in connection with the acquisition from the seller of such Restricted Subsidiary (or the assets comprising all or a portion of the assets held by such Restricted Subsidiary) by the Company or a Restricted Subsidiary, having an aggregate liquidation preference at any one time outstanding not to exceed $20 million; provided that after giving effect to any such incurrence and the related dividends in accordance with the definition of Consolidated Coverage Ratio, the Company would have been able to incur at least $1.00 of additional Indebtedness under paragraph
                                    (l)(v)(A).

                                    (C)      The Company will not permit any
                                             Unrestricted Subsidiary to Incur
                                             any Indebtedness other than
                                             Non-Recourse Debt, provided,
                                             however, if any such Indebtedness
                                             ceases to be Non-Recourse Debt,
                                             such event shall be deemed to
                                             constitute an Incurrence of
                                             Indebtedness by the Company or a
                                             Restricted Subsidiary.

                                    (D)      For purposes of determining
                                             compliance with this section
                                             (l)(v), (1) in the event that an
                                             item of Indebtedness meets the
                                             criteria of more than one of the
                                             types of Indebtedness described
                                             above, the Company will classify
                                             (and may reclassify from time to
                                             time) such item of Indebtedness and
                                             only be required to include the
                                             amount and type of such
                                             Indebtedness in one of the above
                                             clauses and (2) an item of
                                             Indebtedness may be divided and
                                             classified in more than one of the
                                             types of Indebtedness described
                                             above.

                           (vi) Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (A) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (B) make any loans or advances to the Company or
                                    (C) transfer any of its property or assets to the Company, except:

                                             (1) any encumbrance or restriction
                                    pursuant to an agreement in effect at or entered into on the Issue Date (including the New Credit Facility and the Indenture governing the 2007 Notes);

                                             (2) any encumbrance or restriction
                                    with respect to a Restricted Subsidiary
                                    pursuant to an agreement relating to any Capital Stock of such Restricted Subsidiary or Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary and outstanding on such date (other than Indebtedness Incurred in connection with, or in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary);

                                             (3) any encumbrance or restriction
                                    contained in agreements or instruments with respect to purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (C) of this section (l)(vi) on the property so acquired;

                                             (4) any encumbrance or restriction
                                    pursuant to an agreement effecting a
                                    Refinancing of Indebtedness Incurred
                                    pursuant to an agreement referred to in
                                    paragraphs (l)(vi)(1), (2) or (3) or
                                    contained in any amendment to an agreement referred to in paragraphs (l)(vi)(1), (2) or
                                    (3); provided, however, that the
                                    encumbrances and restrictions contained in any such refinancing agreement or amendment are not, taken as a whole, materially less favorable to the Holders than the encumbrances and restrictions contained in any such agreement as determined in good faith by the Company;

                                             (5) in the case of paragraph
                                    (l)(vi)(C), any encumbrance or restriction
                                    (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (b) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Certificate of Incorporation or (c) contained in security agreements, mortgages or Capitalized Lease Obligations securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements, mortgages or Capitalized Lease Obligations;

                                             (6) any restriction with respect to
                                    a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                                             (7) any encumbrance or restriction
                                    arising under or by reason of applicable law;

                                             (8) any encumbrance or restriction
                                    contained in this Certificate of
                                    Incorporation;

                                             (9) customary net worth provisions
                                    contained in leases and other agreements entered into by a Restricted Subsidiary in the ordinary course of business; and

                                             (10) customary restrictions
                                    contained in any agreements or documentation governing Indebtedness issued pursuant to paragraph (l)(v)(B)(13); provided that such restrictions are no more restrictive, taken as a whole, than those pursuant to the New Credit Facility.

                           (vii) Limitation on Sales of Subsidiary Capital Stock. The Company (A) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or a

                                    Wholly Owned Subsidiary or to management of such Restricted Subsidiary) and (B) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than to management of such Restricted Subsidiary and, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary, unless after any such transfer, conveyance, sale, lease, disposition or issuance, such Restricted Subsidiary continues to be a Restricted Subsidiary; provided, however, that this provision shall not prohibit the transfer, conveyance, sale, lease or other disposition of all of the Capital Stock of any Restricted Subsidiary or the retention of Preferred Stock in connection with any such transfer, conveyance, sale, lease or other disposition.

                           (viii) Compliance Certificate. The Company and each Restricted Subsidiary shall deliver to the Holders of a majority of the outstanding shares of Redeemable Preferred Stock within 120 days after the end of each fiscal year of the Company an Officers' Certificate signed by the chief executive officer, the chief financial officer or the chief accounting officer stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Voting Rights Triggering Event and whether or not the signers know of any Voting Rights Triggering Event that occurred during such period. If they do, the certificate shall describe the Voting Rights Triggering Event, its status and what action the Company is taking or proposes to take with respect thereto.

                           (ix) Further Instruments and Acts. Upon request of the Holders of a majority of the outstanding shares of Redeemable Preferred Stock, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Certificate of Incorporation.

                           (x) Corporate Existence. Except as otherwise permitted by section (l)(i), the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

                           (xi) Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (A) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (B) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                           (xii)    Maintenance of Properties and Insurance.

                                    (A)      The Company shall, and shall cause
                                             each of its Subsidiaries to,
                                             maintain its material properties in
                                             good working order and condition
                                             (subject to ordinary wear and tear)
                                             and make all necessary repairs,
                                             renewals, replacements, additions,
                                             betterments and improvements
                                             thereto and actively conduct and
                                             carry on its business; provided,
                                             however, that nothing in this
                                             section (l)(xii) shall prevent the
                                             Company or any of its Subsidiaries
                                             from discontinuing the operation
                                             and maintenance of any of its
                                             properties, if such discontinuance
                                             is, in the good faith judgment of
                                             the Board of Directors of the
                                             Company or the Subsidiary, as the
                                             case may be, desirable in the
                                             conduct of their respective
                                             businesses and is not
                                             disadvantageous in any material
                                             respect to the Holders.

                                    (B)      The Company shall provide or cause
                                             to be provided, for itself and each
                                             of its Subsidiaries, insurance
                                             (including appropriate
                                             self-insurance) against loss or
                                             damage of the kinds that, in the
                                             good faith judgment of the Board of
                                             Directors of the Company, are
                                             adequate and appropriate for the
                                             conduct of the business of the
                                             Company and such Subsidiaries in a
                                             prudent manner, with reputable
                                             insurers or with the government of
                                             the United States of America or any
                                             agency or instrumentality thereof,
                                             in such amounts, with such
                                             deductibles, and by such methods as
                                             shall be
                                             customary, in the good faith
                                             judgment of the Board of Directors
                                             of the Company, for companies
                                             similarly situated in the industry.

                           (xiii) Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                  (m) Definitions. As used in this Article FOURTH, Section A of the Certificate of Incorporation, the following terms shall have the following meanings (with terms deemed in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                           "Acquired Indebtedness" of any specified Person means Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness Incurred in connection with, or in contemplation of, such other Person's becoming a Restricted Subsidiary of such specified Person.

                           "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that the beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

                           "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets, including by way of a Sale/Leaseback Transaction (each referred to for the purposes of this definition as a "disposition"), by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of property or assets in the ordinary course of business, (iii) dispositions of inventory in the ordinary course of business, (iv) dispositions of obsolete or worn-out equipment and (v) dispositions with a fair market value of less than $1.0 million in any 12-month period.

                           "Average Life" means, as of the date of
                           determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing
                           (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                           "Bank Indebtedness" means any and all Obligations, whether outstanding on the Issue Date or thereafter incurred, payable by the Company or its Subsidiaries under or in respect of the New Credit Facility and any related notes, collateral documents, letters of credit and guarantees, including, without limitation, principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, indemnities and all other amounts payable thereunder or in respect thereof.

                           "Board of Directors" means the Board of Directors or equivalent governing body of a Person (or the general partner of such Person, as the case may be) or any committee thereof duly authorized to act on behalf of such Board of Directors or equivalent governing body.

                           "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

                           "Capitalized Lease Obligation" of a Person means an obligation of such Person that is required to be classified and accounted for on the balance sheet of such Person as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

                           "Capital Stock" of any Person means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,
                           (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, in each case, including Preferred Stock.

                           "Change of Control" means the occurrence of any of the following events:

                           (i)(A) the consummation of any transaction
                           (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

                           (ii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

                           (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" or group of "persons" for purposes of Section 13(d) of the Exchange Act (other than to any Wholly Owned Subsidiary of the Company or to one or more Permitted Holders); or

                           (iv) the adoption of a plan of liquidation of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of

                  (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial information is available ending at least 30 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that, without duplication, (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness (other than in the case of Indebtedness arising under revolving credit borrowings, in which case Consolidated Interest Expense shall be computed based upon the average daily balance of such Indebtedness during the period) since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
                  (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence or retirement of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and EBITDA for such period shall be calculated without giving effect to clause
                  (ii) set forth in the definition of Consolidated Net Income and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the

                  Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost (excluding the amortization of deferred financing fees), (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) (A) Disqualified Stock dividends and (B) Preferred Stock dividends of a Restricted Subsidiary, in each case, other than dividends paid in Capital Stock (except Disqualified Stock) and only in respect of such Disqualified Stock or Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or a Wholly-Owned Subsidiary) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom (A) any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary, (B) interest on Put/Call Promissory Notes, (C) dividends on Put/Call Preferred Stock and (D) dividends on the Redeemable Preferred Stock.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (i) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A), subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income,

                  (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

                  (iii) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is prohibited, directly or indirectly, from paying dividends or distributions, directly or indirectly, to the Company or any other Restricted Subsidiary, except that (A), subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                  (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,

                  (v) any extraordinary gain or loss,

                  (vi) the cumulative effect of a change in accounting principles,

                  (vii) foreign currency exchange gains and losses, and

                  (viii) any income (loss) from discontinued operations.

                  Notwithstanding the foregoing, for the purpose of section
                  (l)(ii) only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under paragraph (l)(ii)(z)(iv).

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 30 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or
                  (ii) was nominated by either of the Principals or the Holders to serve on such Board of Directors.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (other than as a result of a change of control or an asset sale) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable automatically or at the option of the holder thereof for Indebtedness or other Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the Stated Maturity of the Redeemable Preferred Stock. For avoidance of doubt, the Redeemable Preferred Stock shall not be deemed Disqualified Stock.

                  "Dividend Payment Date" means August 31, November 30, February 28 (or February 29, as applicable) and May 31 of each year, commencing August 31, 1999.

                  "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

                  "Dividend Record Date" means August 15, November 15, February 15 and May 15 of each year.

                  "EBITDA" for any period means the Consolidated Net Income for such period, plus the following (without duplication) to the extent deducted in calculating such Consolidated Net Income:
                  (i) income tax expense, (ii) Consolidated Interest Expense,
                  (iii) depreciation expense, (iv) amortization expense (including amortization of goodwill and other intangibles),
                  (v) non-cash management compensation expense, (vi) any increase in cost of sales resulting from the write-up of inventory in accordance with Accounting Principles Board Opinion No. 16 (or a successor provision) and (vii) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it requires an accrual of or reserve for cash disbursements for any future period), in each case for such period, (viii) any extraordinary, non-recurring or unusual loss plus any net loss realized in connection with an asset disposition and (ix) all premiums on prepayments of Indebtedness and minus (x) all non-cash items increasing Consolidated Net Income.

                  "Equity Offering" means any public or private offering by the Company of its Common Stock or Preferred Stock, or options, warrants or rights to acquire such Capital Stock other than offerings registered on Forms S-4 or S-8 (or any successor forms).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Certificate of Designation, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Article FOURTH, Section A of the Certificate of Incorporation shall be computed in conformity with GAAP.

                  "Guarantee" means a guarantee, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" means a holder of record of Redeemable Preferred
                  Stock.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

                  (i) the principal of and, if any is due and payable at such time, premium in respect of indebtedness of such Person for borrowed money,

                  (ii) the principal of and, if any is due and payable at such time, premium in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                  (iii) all obligations of such Person in respect of unreimbursed drawings under letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than letters of credit securing obligations entered into in the ordinary course of business to the extent any drawings thereunder are reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit),

                  (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

                  (v) all Capitalized Lease Obligations of such Person,

                  (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, the aggregate liquidation preference of any Preferred Stock (but excluding, in each case, any accrued dividends),

                  (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Person,

                  (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person,

                  (ix) to the extent not otherwise included in this definition, Hedging Obligations, and

                  (x) Acquired Indebtedness.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above (or the accreted value thereof, in the case of Indebtedness that does not require current payments of interest) and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Indebtedness shall not include interest or commitment or other fees.

                  "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person and advances to employees of such Person and its Restricted Subsidiaries made in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for consideration of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided that if the sole consideration for any such investment is Capital Stock of such Person or its Subsidiaries that is not Disqualified Stock, then such investment shall not be deemed an Investment for purposes of this Certificate of Designation. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with such Person's normal trade practices. For purposes of the definition of "Unrestricted Subsidiary" and paragraph (l)(ii) of this Article FOURTH, Section A of the Certificate of Incorporation, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
                  (x) the Company's "Investment" in such Subsidiary at the time of such original designation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors. For the purposes of calculating the amount of other "Investments," including Permitted Investments, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

                  "Issue Date" means the date on which the Redeemable Preferred Stock is originally issued under this Certificate of Incorporation.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Management Agreement" means the Amended and Restated Management Advisory Services Agreement, dated as of May 29, 1998, between the Company, certain of its Subsidiaries and Mentmore, as it may be amended, modified, supplemented or restated from time to time.

                  "Management Equity Interests" means shares of Capital Stock of the Company or of a Restricted Subsidiary or options, warrants or stock appreciation or similar rights to purchase such Capital Stock, in each case held by any current or former officer, employee or other member of management (or their estates or beneficiaries under their estates or their respective family members) of the Company or of such Restricted Subsidiary pursuant to any management equity subscription agreement, employment agreement, employee benefit plan, stockholder agreement, warrant agreement, stock option agreement or similar management investor agreement and which may be required to be repurchased by the Company or such Restricted Subsidiary, or which may be repurchased at the option of the Company or such Restricted Subsidiary, in each case pursuant to the terms of any agreement governing such equity interests or under which such equity interests were issued.

                  "Mentmore" means Mentmore Holdings Corporation and its successors.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "New Credit Facility" means the credit facility dated as of April 22, 1999, among the Company, its Subsidiaries, Societe Generale, as administrative agent, and Lehman Commercial Paper, Inc., as syndication agent, and the lenders from time to time party thereto, including all collateral documents, instruments and agreements executed in connection therewith, and the term New Credit Facility shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities or agreements that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Obligations" means any principal, interest, penalties, fees, indemnities, damages and other liabilities payable under the instruments governing, or under agreements entered into in connection with, any Indebtedness.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, as applicable.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from Winston & Strawn or other outside legal counsel to the Company.

                  "Permitted Holders" means (i) Richard L. Kramer and William L. Remley (the "Principals"), (ii) any spouse or immediate family member of a Principal and any child or spouse of any spouse or immediate family member of a Principal, (iii) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding, directly or indirectly, a controlling interest of which consists of a Principal and/or such other Persons referred to in the immediately preceding clause (ii) or (iv) the trustees of any trust referred to in clause (iii).

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company or in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) Guarantees permitted to be made pursuant to section (l)(v); (ix) Investments in securities of trade creditors received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency of any trade creditors of customers; (x) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business; provided that such agreements are entered into for bona fide hedging purposes, are not for speculation or trading purposes and are designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices, as the case may be, and, in the case of Interest Rate Agreements, any such Interest Rate Agreement has a notional amount corresponding to the Indebtedness being hedged thereby; (xi) Investments made by the Company or any Restricted Subsidiary in connection with an Asset Disposition made in compliance with the provisions of the Indenture governing the 2007 Notes; (xii) any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company; (xiii) any Investment existing on the date of this Certificate of Incorporation; and
                  (xiv) other Investments in any Person having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (xiii) that are at the time outstanding, not to exceed $10 million.

                  "Person" means any individual, corporation, partnership joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Put/Call Preferred Stock" means Preferred Stock which may be issued by the Company or a Restricted Subsidiary to the holders of any Management Equity Interests of the Company or a Restricted Subsidiary in exchange for such Management Equity Interests held by such holders; provided that (a) payments on such Preferred Stock, including pursuant to any redemption, repurchase or default provision, and payments of dividends on such Preferred Stock, in each case in cash, may be made only to the extent Restricted Payments would then be permitted to be made in accordance with section (l)(ii) with any such payment being included in the calculation of the amount of Restricted Payments pursuant to clause (z) of such section and
                  (b) no failure to pay such Preferred Stock or failure to comply with any other provision of such Preferred Stock or of the instrument governing such Preferred Stock shall cause a default or event of default under any Indebtedness of the Company and its Restricted Subsidiaries.

                  "Put/Call Promissory Notes" means promissory notes which may be issued by the Company or a Restricted Subsidiary to the holders of any Management Equity Interests of the Company or such Restricted Subsidiary in exchange for such Management Equity Interests held by such holders; provided that (a) payments of principal on such notes, including pursuant to any guarantee, redemption, repurchase or default provision, and payments of interest on such notes, including pursuant to any guarantee, in each case in cash, may be made only to the extent Restricted Payments would then be permitted to be made in accordance with section (l)(ii), with any such payment being included in the calculation of the amount of Restricted Payments pursuant to clause (z) of such section and (b) no failure to pay such notes or failure to comply with any other provision of such notes or of the instrument governing such notes shall cause a default or event of default under any Indebtedness of the Company and its Restricted Subsidiaries.

                  "Quarterly Dividend Period" shall mean the quarterly period commencing on each August 31, November 30, February 28 (or February 29, as applicable) and May 31 and ending on the day before the following Dividend Payment Date.

                  "Redemption Date" with respect to any shares of Redeemable Preferred Stock, means the date on which such shares of Redeemable Preferred Stock are redeemed by the Company.

                  "Refinancing Indebtedness" means Indebtedness issued in exchange for, or that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Certificate of Incorporation or Incurred in compliance with this Certificate of Incorporation (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances other Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced (or, if earlier, the Stated Maturity of the Redeemable Preferred Stock), (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus the amount of reasonable fees and expenses and prepayment premiums incurred in connection with such refinancing; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary (unless such Unrestricted Subsidiary is concurrently redesignated a Restricted Subsidiary).

                  "Related Business" means the businesses of the Company and the Restricted Subsidiaries on the date hereof and any business related, ancillary or complementary thereto, or which is an extension thereof, in each case as determined by the Company in good faith.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than to the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from such Person.

                  "Secured Indebtedness" means any Indebtedness of the Company or a Restricted Subsidiary secured by a Lien.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a

                  'Significant Subsidiary' of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commisssion.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Stellex Aerospace" means Stellex Aerospace, Inc., a Restricted Subsidiary of the Company on the Issue Date, and its successors and assigns.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Temporary Cash Investments" means any of the following:
                  (A)(i) pounds sterling, (ii) Euro, (iii) French Francs or (iv) German Deutschemarks and (B)(i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit, eurodollar time deposits, bankers' acceptances and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
                  (B)(i) above entered into with a bank meeting the qualifications described in clause (B)(ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Services, (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Services or "A" by Moody's Investors Service, Inc. and (vi) investment funds registered under the Investment Company Act of 1940, as amended, investing at least 95% of their assets in securities of any of the types described in clauses (B)(i) through (v) above.

                  "2007 Notes" means the Company's 9 1/2% Senior Subordinated Notes due 2007, as the same may be amended, supplemented or modified from time to time.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either
                  (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under section (l)(ii). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (l)(v)(A) and (y) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof. Any such designation by the Board of Directors shall be evidenced to the Holders of the Redeemable Preferred Stock by promptly sending to the Holders of the Redeemable Preferred Stock a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the outstanding Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  (n       Registration Rights.

                           Reference is made to the Registration Rights
                           Agreement by and between the Company and SG Cowen, dated April 22, 1999, as such agreement may be amended, modified or supplemented from time to time. So long as any shares of Redeemable Preferred Stock constitute "Transfer Restricted Securities" as defined in the Registration Rights Agreement, each Holder shall be entitled to the rights granted by the Company thereunder, and shall be bound by the restrictions contained therein, on the certificates representing the Redeemable Preferred Stock.

         B.       Series A Preferred Stock

                  1. Designation and Number of Shares. There shall be hereby established a series of the preferred stock, without par value, but with a stated value of Fifty Thousand Dollars ($50,000) per share (the "Stated Value"), designated as "Series A Preferred Stock" (such series being hereinafter referred to as the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 500.

                  2. Rank. The Series A Preferred Stock shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank junior to the 13% Senior Preferred Stock (the "13% Senior Preferred Stock"). The Series A Preferred Stock shall, however, rank senior to all classes of common stock of the Corporation (including, without limitation, the currently authorized common stock, without par value, of the Corporation (the "Common Stock")), and to each other class or series of Capital Stock (as hereinafter defined) of the Corporation hereafter created with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation (collectively with the Common Stock, the "Junior Stock").

                  3.       Dividends.

                           a. The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series A Preferred Stock at a rate equal to ten percent (10%) per annum of the sum of (i) the Liquidation Preference (as hereinafter defined) and (ii) any dividends which may be in arrears. All dividends shall be cumulative, whether or not earned or declared, from the date of issuance of the Series A Preferred Stock and shall be payable quarterly in arrears on each Dividend Payment Date (as hereinafter defined), commencing on the first Dividend Payment Date after the issuance of the Series A Preferred Stock. Each distribution on the Series A Preferred Stock shall be payable to holders of record as they appear on the stock record books of the Corporation on such record dates, not less than ten (10) nor more than sixty (60) days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation.

                           b. All dividends paid with respect to shares of Series A Preferred Stock pursuant to Article FOURTH, subparagraph (B)(3)(a) shall be paid pro rata and in a like manner to all of the holders entitled thereto.

                           c. Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Series A Preferred Stock at any time, except out of funds legally available therefor.

                           d. Dividends on account of arrears for any past Dividend Period (as hereinafter defined) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than ten (10) nor more than sixty (60) days prior to the payment thereof, as may be fixed by the Board of Directors.

                           e. Without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, the Corporation shall not declare, pay or set apart for payment any dividend on any shares of Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any shares of Junior Stock or any warrants, rights, puts, calls or options exercisable for or convertible into any shares of Junior Stock or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (all such prohibited payments and other actions set forth above in this subparagraph 3(e) being collectively referred to as "Restricted Junior Payments")

                                    except that the Corporation may pay
                                    dividends or other distributions on Junior
                                    Stock in the form of additional shares of Junior Stock (or the adjustment of the amount of the liquidation preference, if any, of such Junior Stock).

                           f. Dividends payable on the Series A Preferred Stock for any period less than a year shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period for which such dividends are payable.

                  4.       Liquidation Preference.

                           a. The liquidation preference of the Series A Preferred Stock shall be $50,000 per share (the "Liquidation Preference"). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid for each share held, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the aggregate Liquidation Preference plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including, without duplication, an amount equal to pro rated dividends for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock. Except as provided in the preceding sentence, holders of the Series A Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets.

                           b. For purposes of this paragraph 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all or part of the property or



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


                                    assets of the Corporation nor the
                                    consolidation or merger of the Corporation into or with one or more other corporations or entities shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the affairs of the Corporation.

                  5.       Voting Rights.

                           a. So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not reclassify any Junior Stock into any preferred stock of the Corporation that ranks on a partly or senior (in either case as to dividends or other distributions or rights upon liquidation, dissolution or winding up) to the Series A Preferred Stock ("Parity Stock" or "Senior Stock", respectively) or create or authorize any new class of Parity Stock or Senior Stock without the affirmative vote or consent of holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class.

                           b. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not amend the Certificate of Incorporation of the Corporation so as to adversely affect the specified rights, preferences, privileges or voting rights of holders of shares of the Series A Preferred Stock, without the affirmative vote or consent of at least a majority of the issued and outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class.

                           c. In any case in which the holders of Series A Preferred Stock shall be entitled to vote pursuant to Article FOURTH, paragraph (B)(5) or pursuant to the General Corporation Law of the State of Delaware, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock. Except as otherwise provided in this paragraph 5 and under the General Corporation Law of the State of Delaware, holders of Series A Preferred Stock shall not be entitled to vote on any matters.

                  6.       Redemption.

                           a. The Series A Preferred Stock may be redeemed in cash, in whole or in part, at any time or from time to time, at the option of the Corporation by resolution of the Board of Directors at a price per share equal to the Liquidation Preference plus an amount equal to all dividends thereon accrued and unpaid (the "Redemption Price") to the date fixed by the Board of Directors as the redemption date (the "Redemption Date"). If fewer than all shares of Series A Preferred Stock are to be redeemed, shares of Series A Preferred Stock shall be redeemed ratably among the holders thereof.

                           b. Notice of any redemption pursuant to this paragraph 6 (a "Redemption Notice") shall be mailed, first class, postage prepaid, not less than fifteen (15) days nor more than sixty (60) days prior to the Redemption Date to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their respective addresses as the same appear upon the stock record books of the Corporation or are supplied by them in writing to the Corporation for the purposes of such notice. Such notice shall set forth the anticipated Redemption Price or formula on which such Redemption Price will be based, the anticipated Redemption Date within such fifteen (15) to sixty (60) day period, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed.

                           c. On or before the anticipated Redemption Date, each holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date, if the redemption occurs, the full Redemption Price for such shares shall be payable in cash to the Person (as hereinafter defined) whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. If for any reason the redemption does not occur, the certificates shall be returned. In the event that fewer than all of the Series A Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.



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


                           d. If any Redemption Notice by the Corporation pursuant to this paragraph 6 shall have been mailed as provided in Article FOURTH, subparagraph (B)(6)(b) and if on or before the Redemption Date, the consideration necessary for such redemption shall have been irrevocably set apart in trust for the benefit of the holders of shares to be so redeemed so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.

                  7. Payment in Kind. Any payments by the Corporation on account of the Series A Preferred Stock as a result of the declaration of dividends on the Series A Preferred Stock may, in the sole discretion of the Board of Directors, be payable, in whole or in part, in the form of additional shares of Series A Preferred Stock of the Corporation or any of the assets of the Corporation. For the purposes of such payment, shares of Series A Preferred Stock shall be valued at the Stated Value or upon such other reasonable basis as the Board of Directors shall determine in its sole discretion.

                  8. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

                  9. Preemptive Rights. The holders of the Series A Preferred Stock shall not have any preemptive right to subscribe for or purchase any shares of stock or any other securities that may be issued by the Corporation.

                  10. Exclusion of Other Rights. The shares of Series A Preferred Stock shall not have any designation, preferences, limitations or relative rights, other than those specifically set forth in the Certificate of Incorporation of the Corporation.

                  11. Legends. Unless the Series A Preferred Stock is to be registered under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, the following legends shall be placed on the Series A Preferred Stock:

                                    THE SECURITIES REPRESENTED BY THIS
                                    CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                                    THE SECURITIES ACT OF 1933, AS AMENDED, OR
                                    ANY OTHER APPLICABLE FEDERAL OR STATE
                                    SECURITIES LAW AND MAY NOT BE TRANSFERRED IN
                                    THE ABSENCE OF SUCH REGISTRATION UNLESS THE
                                    PROPOSED TRANSFER DOES NOT REQUIRE ANY SUCH
                                    REGISTRATION AND THE CORPORATION HAS
                                    RECEIVED AN OPINION OF COUNSEL TO SUCH
                                    EFFECT.

                  12. Headings. The headings of the various paragraphs and subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  13. Definitions. As used in this Article FOURTH, Section B of the Certificate of Incorporation, the following terms shall have the following meanings, unless the context otherwise requires:

                           "Board of Directors" means the Board of Directors of the Corporation.

                           "Business Day" means any day except a Saturday, Sunday or any day on which banking institutions in New York City, New York or Los Angeles, California are required or authorized by law or other governmental action to be closed.

                           "Capital Stock" means all common stock and any other capital stock of the Corporation authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated), whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

                           "Closing Date" means October 31, 1997.

                           "Common Stock" means the common stock, without par value, of the Corporation.

                           "Corporation" means Stellex Technologies, Inc., a Delaware corporation.

                           "Dividend Payment Date" means March 31, June 30, September 30 and December 31 of each year.



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


                           "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

                           "Initial Dividend Period" means the dividend period commencing on the Closing Date and ending on the first Dividend Payment Date to occur thereafter.

                           "Junior Stock" has the meaning ascribed to it in Article FOURTH, paragraph (B)(2).

                           "Liquidation Preference" has the meaning ascribed to it in Article FOURTH, paragraph (B)(4).

                           "Parity Stock" has the meaning ascribed to it in Article FOURTH, paragraph (B)(5).

                           "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                           "Quarterly Dividend Period" means the quarterly periods commencing on each January 1, April 1, July 1 and October 1 and ending on each Dividend Payment Date, respectively.

                           "Redemption Date" has the meaning ascribed to it in Article FOURTH, paragraph (B)(6).

                           "Redemption Notice" has the meaning ascribed to it in Article FOURTH, paragraph (B)(6).

                           "Redemption Price" has the meaning ascribed to it in Article FOURTH, paragraph (B)(6).

                           "Restricted Junior Payments" has the meaning ascribed to it in Article FOURTH, paragraph (B)(3).

                           "Senior Stock" has the meaning ascribed to it in Article FOURTH, paragraph (B)(5).

                           "Series A Preferred Stock" has the meaning ascribed to it in Article FOURTH, paragraph (B)(1).



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


                           "Stated Value" has the meaning ascribed to it in Article FOURTH, paragraph (B)(1).

                           "13% Senior Preferred Stock" has the meaning ascribed to it in Article FOURTH, paragraph (B)(2).

         C.       Serial Preferred Stock

                  The Board of Directors is hereby empowered to cause the Serial Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (1)-(8) of this Section C as shall have been fixed and determined by the Board of Directors with respect to any series prior to the issue of any shares of such series.

                  The shares of the Serial Preferred Stock of different series may vary as to:

                           (1) the number of shares constituting such series and the designation of such series, which shall be such as to distinguish the shares thereof from the shares of all other series and classes;

                           (2) the rate of dividend, the time of payment and, if cumulative, the dates from which dividends shall be cumulative, the extent of participation rights, if any, and the priority in payment of dividends;

                           (3) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate acts;

                           (4) the price at and the terms and conditions on which shares may be redeemed;

                           (5) the amount payable upon shares and the priority of payment in event of involuntary liquidation;

                           (6) the amount payable upon shares and the priority of payment in event of voluntary liquidation;

                           (7)      any sinking fund provisions for the
                                    redemption or purchase of shares; and

                           (8) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.



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


                  The shares of all series of Serial Preferred Stock shall be identical except as, within the limitations set forth above in this Section C, shall have been fixed and determined by the Board of Directors prior to the issuance thereof. Except as specifically set forth in any Certificate of Serial Designation filed with the Secretary of State of the State of Delaware or as required by the General Corporation Law of the State of Delaware, none of these shares of any series of Serial Preferred Stock shall have any right to vote on any matters.

         D.       Common Stock.

                  1. Dividends. When and if declared by the Board of Directors, the holders of the Common Stock shall only be entitled to receive cash dividends and dividends payable in property other than securities of the Corporation at such time as all dividends on the Preferred Stock through the record date of any such Common Stock dividend have been paid in full.

                  2. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, after distribution in full to the holders of Preferred Stock of their preferred liquidation payments, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation.

                  3. Voting Rights. Except as may be otherwise required by law or the Certificate of Incorporation of the Corporation, as amended, each share of Common Stock shall have one (1) vote on all matters voted upon by the stockholders.

FIFTH.   The Corporation is to have perpetual existence.

SIXTH. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

SEVENTH. The Corporation reserves the rights to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

EIGHTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for broach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of the General Corporation Law of the State of Delaware or
         (iv) for any transaction from which the director derived any improper personal benefit.

         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by William L. Remley, Its President, this ___ day of _________, 1999.



                                            /s/ William L. Remley,
                                            ------------------------------------
                                            William L. Remley, President


                                      64